UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 8, 2021
Affirm Holdings, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-39888	84-2224323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 California Street
San Francisco, California	94108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 984-0490
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s)	Name of exchange on which registered
Class A common stock, $0.00001 par value	AFRM	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.
On May 10, 2021, Affirm Holdings, Inc. (the “Company”) issued a press release regarding its financial results for the third fiscal quarter ended March 31, 2021. A copy of the press release is attached hereto as Exhibit 99.1, and the information in Exhibit 99.1 is incorporated herein by reference.
The press release attached hereto as Exhibit 99.1 includes certain non-GAAP financial measures. Reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures are contained in the press release and the financial tables attached thereto.
The information in this Item 2.02 and in Exhibit 99.1 attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Libor Michalek to the Board of Directors
On May 8, 2021, the Board of Directors (the “Board”) of the Company appointed Libor Michalek, the Company’s President, Technology, to the Board as a Class I director, with a term expiring at the Company’s 2021 annual meeting of stockholders.
Mr. Michalek has served as the Company’s President, Technology since 2018 and leads the Engineering, Applied Machine Learning, Product, Design, Operations, IT, Security, and Analytics teams. Mr. Michalek served as the Company’s Chief Technology Officer from 2015 to 2018. Prior to joining the Company, Mr. Michalek served as an Engineering Director at YouTube and Google. Prior to that, Mr. Michalek served as the Chief Technology Officer of Slide, a personal media-sharing service, which was acquired by Google in 2010. Mr. Michalek has also served in management positions at Topspin, Egroups, Talarian, Thinking Machines Corporation, and the National Center for Supercomputing Applications. Mr. Michalek earned his B.S. in Computer Science from University of Illinois at Urbana-Champaign.
Mr. Michalek will not be separately compensated for his service on the Board.
In connection with the Company’s initial public offering in January 2021 (the “IPO”), Mr. Michalek entered into an indemnity agreement with the Company, a form of which was filed as an exhibit to the registration statement relating to the IPO (File No. 333-250184). Other than the foregoing, there are no arrangements or understandings between Mr. Michalek or any other persons pursuant to which Mr. Michalek was selected as a director, and there are no other transactions involving Mr. Michalek requiring disclosure under Item 404(a) of Regulation S-K.
Resignation of Sharda Caro del Castillo

On May 10, 2021, Sharda Caro del Castillo notified the Company of her decision to resign as Chief Legal Officer of the Company effective as of June 30, 2021. In connection with Ms. Caro del Castillo’s resignation, and in recognition of Ms. Caro del Castillo’s prior service and contributions to the Company, the Company and Ms. Caro del Castillo entered into a Separation Agreement which provides that the vesting of 125,312 outstanding Company stock options and 26,428 outstanding Company restricted stock units held by Ms. Caro del Castillo will be accelerated to the effective date of her resignation. The Separation Agreement also provides for a customary release of claims in favor of the Company and certain other standard provisions.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Affirm Holdings, Inc. dated May 10, 2021

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRM HOLDINGS, INC.

By:	/s/ Michael Linford
Name: Michael Linford
Title: Chief Financial Officer

Date: May 10, 2021
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